UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 13, 2026

Mirion Technologies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39352	83-0974996
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1218 Menlo Drive
Atlanta, Georgia 30318
(Address of Principal Executive Offices)

(770) 432-2744
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MIR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 13, 2026, Mirion Technologies, Inc. (the "Company") held its 2026 Annual Meeting of Stockholders (the "Annual Meeting"). Set forth below are the final voting results for each of the matters submitted to a vote of the stockholders at the Annual Meeting.

Proposal 1: Stockholders elected eight directors to the Company's Board of Directors, each for a term of one year expiring at the 2027 annual meeting of stockholders and until such director’s successor has been duly elected and qualified, based on the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Thomas D. Logan	199,952,315	0	5,658,387	13,438,017
Kenneth C. Bockhorst	200,103,905	0	5,506,797	13,438,017
Robert A. Cascella	198,448,289	0	7,162,413	13,438,017
Steven W. Etzel	204,941,676	0	669,026	13,438,017
Lawrence D. Kingsley	201,125,980	0	4,484,722	13,438,017
John W. Kuo	186,974,323	0	18,636,379	13,438,017
Jody A. Markopoulos	200,425,890	0	5,184,812	13,438,017
Sheila Rege	204,937,595	0	673,107	13,438,017

Proposal 2: Stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
217,476,946	1,500,529	71,244	N/A

Proposal 3: Stockholders approved, on a non-binding advisory basis, the 2025 compensation of the Company’s named executive officers, based on the following votes:

For	Against	Abstentions	Broker Non-Votes
199,319,600	6,222,482	68,620	13,438,017

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits
EXHIBIT INDEX

Exhibit Number	Description
104	Exhibit 104 Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026

Mirion Technologies, Inc.
By:	/s/ Brian Schopfer
Name:	Brian Schopfer
Title:	Chief Financial Officer